Exhibit 99.1

IIOT-OXYS, Inc. Discusses Powerful Market Penetration Strategy in Video Interview with SmallCapVoice.com

CAMBRIDGE, MA / ACCESSWIRE / November 21, 2022 / IIOT-OXYS, Inc. (OTC PINK:ITOX) ("Oxys" or the "Company") announces the availability of a new interview with Robert “Bob” Mercier, newly appointed advisor to IIOT-OXYS, Inc., to discuss his plans to accelerate the Company’s penetration in the $65 billion Industry 4.0 (smart manufacturing) market1. He is joined by Oxys CEO Cliff Emmons who gives further insight into Mr. Mercier’s role with the Company.

Speaking with SCV’s Stuart Smith, Mr. Mercier recaps his professional background, walking viewers through a timeline of his exceptional career path, which includes global travel, high-level consulting, and an accumulation of expertise in medical devices and smart manufacturing.

“We had a long discussion on IIoT, where that technology is going - and I see it very cutting-edge and always liked being involved with any high-tech companies - and this seemed like a great opportunity because of the explosion with Industry 4.0 and digital transformation,” Mr. Mercier says, explaining how he met Mr. Emmons and how the working relationship progressed to his joining Oxys as a technical sales consultant earlier this month.

Next, Mr. Emmons describes Mr. Mercier’s contributions to the Company as it seeks to execute its growth strategy and penetrate the discreet manufacturing segment. “This is where Bob’s experience and contacts have literally ramped up our ability to tap into the leaders of these small and medium-sized enterprises and that’s what has allowed us to progress very quickly over the last few months,” he says. “With Bob’s help, we’ve been able to create a strategic plan to organically grow our Industry 4.0 business segment over the next 90 days and beyond.”

For more details on Oxys’ recent developments and upcoming opportunities, watch the full interview at https://youtu.be/5Qrci787PEg.

About IIOT-OXYS, Inc.

IIOT-OXYS, Inc. (OTC PINK: ITOX) is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS's edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com.

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About SmallCapVoice.com

SmallCapVoice.com, Inc. is a recognized corporate investor relations firm, with clients nationwide, known for its ability to help emerging growth companies, small cap and micro-cap stocks build a following among retail and institutional investors. SmallCapVoice.com utilizes its stock newsletter to feature its daily stock picks, podcasts, as well as its clients' financial news releases. SmallCapVoice.com also offers individual investors all the tools they need to make informed decisions about the stocks in which they are interested. Tools like stock charts, stock alerts, and Company Information Sheets can assist with investing in stocks that are traded on the OTCMarkets. To learn more about SmallCapVoice.com and its services, please visit https://www.smallcapvoice.com/small-cap-stock-otc-investor-relations-financial-public-relations/.

Socialize with SmallCapVoice and their clients at

Facebook: https://www.facebook.com/SmallCapVoice/

Twitter: https://twitter.com/smallcapvoice

Instagram: https://www.instagram.com/smallcapvoice/

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

IIOT-OXYS, Inc.
Clifford L. Emmons
CEO
contact@oxyscorp.com
www.oxyscorp.com

SmallCapVoice.com

Stuart T. Smith

512-267-2430

Info@SmallCapVoice.com

Source: SmallCapVoice.com

SOURCE: IIOT-OXYS, Inc.

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